UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  01/28/2005

PW Eagle, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-18050

Minnesota	41-1642846
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1550 Valley River Drive
Eugene, OR 97401
(Address of Principal Executive Offices, Including Zip Code)

(541) 343-0200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 3.02.    Unregistered Sales of Equity Securities

On September 20, 1999, PW Eagle, Inc. (the "Company"), in connection with the issuance of Senior Subordinated Notes due 2007 and as consideration for the extension of outstanding debt, issued Class B Common Stock Purchase Warrants to five accredited investors for the purchase of an aggregate of 597,090 shares at an exercise price of $0.01 per share. On January 28, 2005, the five warrant holders elected to exchange all of their warrant shares for an aggregate of 595,510 shares of Class B Common Stock for an aggregate price of $5,971.   All of the Class B Common Stock issuable to the warrant holders is convertible, at their option, into shares of the Company's Common Stock at a 1:1 ratio.

The above securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

PW Eagle, Inc.

Date: February 03, 2005.	By:	/s/ Scott Long
Scott Long
Chief Financial Officer